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                                                                     Exhibit 8.1


                   [STOKES & BARTHOLOMEW, P.A. LETTERHEAD]




                                  June 30, 1997



CCA Prison Realty Trust
2200 Abbott Martin Road, Suite 201
Nashville, Tennessee 37215

         Re:      CCA Prison Realty Trust
                  Form S-11 Registration Statement

Gentlemen:

         We have acted as tax counsel to CCA Prison Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with the offering of up to 19,550,000 common shares, $.01 par value per share, of the Company (the "Shares") pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on April 24, 1997 (in the form declared effective, the "Registration Statement") and the final Prospectus. All capitalized terms in this opinion shall have the same respective meanings as set forth in the Registration Statement pertaining to the offering.

         You have requested our opinion whether the Company will qualify as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for its taxable year ended December 31, 1997 and thereafter.

         In rendering our opinion, we have examined and relied upon such records, documents, certificates and other instruments and made such investigations of fact and law as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In addition, we have relied upon the factual representations of the Company described in the Registration Statement relating to its properties and operations and have made the following assumptions:

         1. The Company will comply with any and all procedural requirements to qualify as a REIT under Sections 856 through 860 of the Code and the regulations thereunder, including the making of a timely election under Section 856(c)(1) of the Code and the disclosure of such information as may be required to qualify as a REIT.



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CCA Realty Trust
June 30, 1997
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         2. The Shares will be purchased by over 100 shareholders (as determined under Section 856(a)(5) of the Code); such Shares will thereafter continue to be owned by over 100 shareholders; and no shareholder will own, directly or indirectly, over 9.8% in value of the outstanding shares of the Company (as determined under the Company's Declaration of Trust).

         3. The purchase price of the Facilities is equal to the fair market value thereof, and such purchase price has been properly allocated among the assets purchased.

         4. Upon the closing of the Offering, the Company will promptly purchase the Facilities and simultaneously therewith will enter into the Leases.

         5. Additional properties acquired by the Company will qualify as "real estate assets" under Section 856(c)(6) of the Code and all other investments by the Company will be made in a manner to satisfy the asset tests of Section 856(c) of the Code.

         6. The income from additional leases entered into or acquired and the income from other investments will not cause the Company to fail the income tests of Section 856(c) of the Code.

         7. The Company will make distributions satisfying the distribution requirements of Section 857(a) of the Code.

         8. The Company will operate in accordance with its proposed method of operation as described in the Registration Statement.

         On the basis of and in reliance on the foregoing, it is our opinion that, under current law, including relevant statutes, regulations and judicial and administrative precedent (which law is subject to change on a retroactive basis), the Company, commencing with its tax year ending December 31, 1997, will be organized in conformity with the requirements for qualification as a REIT under the Code, and its proposed method of operation, as described in the Registration Statement, will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

         No opinion is expressed as to any matter not discussed herein. Since actual qualification as a REIT is dependent upon future facts and circumstances, it is possible that future events, operations, distributions or other actions will cause the Company not to qualify or continue to qualify as a REIT.




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CCA Realty Trust
June 30, 1997
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         We hereby consent to the filing of the form of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement.

                                             Very truly yours,

                                             STOKES & BARTHOLOMEW, P.A.
                                             /S/ STOKES & BARTHOLOMEW, P.A.